EXHIBIT 16





June 18, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of Freedom Bancshares, Inc.'s Form 8-K dated June 25, 2004, as filed on June 29, 2004, and we agree with the statements made therein.

Yours truly,


/s/ FRANCIS & CO., CPAs